                        News Release
Cenveo Announces Appointment of New Director
And Full Compliance with NYSE Listing Standards

STAMFORD, CT - (January 5, 2017) - Cenveo, Inc. (NYSE: CVO) (the “Company”) announced today that James Moorhead has joined its board of directors effective immediately. Mr. Moorhead is currently the Chief Marketing Officer at Metromile, a leader in pay-per-mile car insurance, where he is responsible for all marketing efforts. Prior to that, James spent three years at Dish Network as Senior Vice President, Chief Marketing Officer and served on their executive leadership team. Previously, Mr. Moorhead spent 11 years with Procter & Gamble in senior marketing roles working with healthcare and grooming brands like Prilosec OTC, Vicks, Gillette and Old Spice.

Mr. Moorhead will qualify as an independent director under all applicable standards and will participate in standard independent director compensation programs. In addition, Mr. Moorhead will enter into the Company’s standard indemnification agreement. Lastly, no arrangement or understanding exists between Mr. Moorhead and any other person pursuant to which he was selected as a director of the Company. Mr. Moorhead will serve on the Audit and Nominating & Governance Committees.

Robert G. Burton, Sr., Chairman and Chief Executive Officer, stated:
“I am pleased to announce the appointment of James as Director of the Company. James brings a wealth of experience in operating complex businesses and his track record of increasing sales as well as his industry knowledge will benefit Cenveo and our customers tremendously. James brings a unique perspective to the board and I want to personally welcome him to our team.”

Cenveo also reported that it has received formal notification from the New York Stock Exchange ("NYSE") that the Company is back in full compliance under the NYSE's continued listing standards and has been removed from its "Watch List." The reinstatement to full compliance is a result of the Company's consistently positive performance and execution of its business plan as submitted to the NYSE and the Company’s compliance with the NYSE's minimum market capitalization standard.

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Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day to our customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could materially adversely affect our financial condition, liquidity and ability to service or refinance our debt, and prevent us from fulfilling our business obligations; (iii) our ability to pay the principal of, or to reduce or refinance, our outstanding indebtedness depends on many factors; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.